Exhibit 10.2

Exobox Technologies Security Beyond the Enterprise™	2121 Sage Road, Suite 200 Houston, Texas 77056 Phone 713.625.7800 Fax 713.625.7890
April 7, 2010

Mr. Michael S. Studdard, Chairman
Mr. Floyd H. Griffith, Director
Exobox Technologies Corp.
2121  Sage Road, Suite 200
Houston, Texas 77056

Gentlemen:

     With this letter, I hereby resign as Vice President, Chief Financial Officer, Secretary and Treasurer of Exobox Technologies Corp (“Exobox”), effective at 5:00 p.m. on April 7, 2010. I have no disagreements with Exobox on any accounting or legal policy, or principle or practice.

Sincerely,

/s/ Michael G. Wirtz
Michael G. Wirtz